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                                   AGREEMENT


                  AGREEMENT dated as of the 9th day of January 1998 between Batteries Batteries, Inc., a Delaware corporation ("Parent") and Battery Network, Inc. (the "Company") and James Sapp residing at 2733 Laguna Shores Lane, Las Vegas, Nevada 89121 ("Sapp").

                  WHEREAS, the Company, Parent and Sapp, an officer and stockholder of the Company and an officer of Parent which owns the outstanding capital stock of the Company, have determined that it would be mutually desirable for Sapp's relationship with and obligations to the Company and its Parent be terminated.

                  NOW, THEREFORE, it is hereby agreed that:

                  1. Sapp agrees to resign and terminate any activities on behalf of the Company and the Parent, as of the effective date of this Agreement as an employee and officer of the Company and as an officer of Parent and each of its subsidiaries. For a period of sixty (60) days from the effective date of this Agreement, the Company shall nevertheless continue to pay Sapp his current salary and provide him with his current benefits provided under the Employee Agreement dated January 7, 1997 between the Company and Sapp (the "Employment Agreement").

                  2. Sapp shall not for a period of two years from the effective date of this Agreement engage directly or indirectly as an officer, director, principal, partner, stockholder, employee, agent, representative or consultant in doing business or soliciting business from Absolute Batteries, Canada ("Canada") or Absolute Batteries (UK Ltd.) or any of their principal stockholders, officers or directors, including Mr. Phillipe Sinard and Martin Agar.

                  3. The Employee Stock Option Agreement between the Parent and Sapp, dated as of January 7, 1997 with respect to options granted under the Batteries Batteries, Inc. 1995 Option Plan to purchase 16,135 shares of Common Stock of the Company is hereby terminated.

                  4. Sapp agrees not to remove and to promptly return to the Company all items of inventory and equipment and all customer lists, records and agreements and copies thereof of the Company or Parent which are within his possession or control on the date hereof or any time thereafter.

                  5. Nothing in this Agreement is intended to prevent Sapp from using any knowledge he obtained or customer base he obtained from his employment in the battery industries for the last (20) years except for any confidential information concerning the Company or Parent or their respective businesses which came to Sapp in the course of Sapp's employment pursuant to the Employment Agreement and which is not public knowledge or general knowledge in the trade, which information shall remain confidential. Sapp shall be precluded from using any information that he obtained solely as a result of his employment by the Company or the Parent.

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                  6. Sapp agrees not to make disparaging remarks about the
Company, the Parent or any of their respective subsidiaries, affiliates, employees, officers or, directors or any of their respective products. The Company and the Parent agree not to make disparaging remarks about Sapp or his employment by the Company or Parent and shall cooperate with Sapp in providing such references as Sapp may reasonably request in connection with his securing employment.

                  7. Sapp for himself and on behalf of his agents, assignees, attorneys, heirs, executors and administrators, hereby fully releases the Company and the Parent, their respective successors, assigns, subsidiaries, divisions, affiliates, officers, directors, shareholders, employees, and representatives (collectively for purposes of this Section 7 the "Company"), from any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of money, controversies, agreements, promises, damages, costs, expenses, attorneys' fees, and remedies of any type which he now has or hereafter may have against the Company by reason of any matter, cause, act or omission arising out of or in connection with his employment as an employee, officer or director of the Company or any of its subsidiaries or the termination of such employment through the date hereof including, but not limited to, any claims, demands or actions for compensation; breach of contract, fraud or misrepresentation; defamation; violations under the Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Rehabilitation Act of 1973, the Civil Right Act of 1866, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the Civil Rights Act of 1991, the Illinois, New York State and New York City Human Rights Laws, or any other federal, state or local statute or regulation regarding employment, discrimination in employment, termination of employment, and the common law of any state; provided, however, that this release shall not apply to the Company's obligations under this Agreement, the Stock Purchase Agreement dated January 7, 1997 among Parent, the Company, Sapp, William Steven Sapp and Susan Grandt, the Stock Purchase Agreement dated January 7, 1997 among the Parent, W.S. Battery Sales and Company Inc., Sapp, William Steven Sapp and Susan Grandt, the Stock Option Agreement between the Parent and Sapp dated January 7, 1997 providing Sapp with the right to purchase 72,607 shares of Common Stock of the Parent, or pursuant to the Company's or Parent's By-laws, and laws of Delaware and Illinois with respect to Sapp's services as an officer of the Company and an officer of Parent. In the event any provisions of the foregoing referenced agreements conflict with the terms of this Agreement, the provisions of this Agreement shall prevail.

                  8. The Parent and the Company for itself and on behalf of their respective subsidiaries and officers and directors (collectively for purposes of this Section 8 the "Company") hereby fully release Sapp, his assigns, heirs, executors, administrators and representatives from any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of money, controversies, agreements, promises, damages, costs, expenses, attorneys' fees, and remedies of any type which the Company now has or hereafter may have by reason of any matter, cause, act or omission arising out of or in connection with Sapp's employment as an employee, officer or director of the Company, the Parent or its subsidiaries through the date of this Agreement, except as to the Sapp's obligations under this Agreement and the Stock Purchase Agreements referred to in Section 7. The foregoing notwithstanding Sapp's obligations under the Stock Purchase Agreements with






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respect to non-competition are hereby terminated except as provided in Section
2 of this Agreement.

                  9. The releases set forth in Section 7 and 8 are not intended to release any party hereto with respect to any claim that constitutes a fraud or intentional tort as to the other party or parties.

                  10. Except to the extent required by law, the parties hereto shall not disclose the terms of this Agreement to any person other their respective attorneys, immediate family members, accountants, advisors or employees who have a business need to know such terms in order to approve or implement such terms.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


                                         BATTERY NETWORK, INC.


                                         By: /s/ Ronald E. Badke
                                            ---------------------------------


                                         BATTERIES BATTERIES, INC.


                                         By: /s/ Ronald E. Badke
                                            ---------------------------------


                                             /s/ James Sapp
                                         -------------------------------------
                                                       James Sapp